EXHIBIT 10.10

EXECUTION VERSION

AMENDMENT NO. 4 dated as of May 11, 2020 (this “Amendment”), to the CREDIT AGREEMENT dated as of June 16, 2017 (as amended by Amendment No. 1, dated as of August 2, 2018, as further amended by Amendment No. 2, dated as of February 8, 2019, as further amended by Amendment No. 3, dated as of August 6, 2019, and as further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party thereto (each individually referred to therein as a “Lender” and collectively as “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
        A. The Borrower, through one of its indirect, wholly-owned Subsidiaries, desires to purchase the Specified Assets (as defined below) pursuant to a sale-leaseback transaction, and in connection therewith, enter into the Specified Acquisition Financing Documents (as defined below) and consummate the transactions contemplated thereby.
B. In connection with the foregoing, the Borrower has requested that the Credit Agreement be amended as set forth herein.
        C. The Lenders party hereto are willing to so amend the Credit Agreement, in each case on the terms and subject to the conditions set forth herein.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.  Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of interpretation set forth in Section 1.2 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 2. Amendments. Effective as of the Fourth Amendment Effective Date:
(a)Section 1.01 of the Credit Agreement is hereby by adding the following definitions in the appropriate alphabetical order:
““Additional Revolver Aviation Collateral”: such specific assets as may be specified in the Aircraft Mortgage and Security Agreement.”
““Additional Specified Assets”: each aircraft listed on Schedule I to Amendment No. 4.

““Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.”

““Aircraft Mortgage and Security Agreement”: the Aircraft Mortgage and Security Agreement substantially in the form of Annex A to Amendment No. 4 (as further amended, restated, supplemented, modified, extended, renewed or restated from time to time).”

““Amendment No. 4”: Amendment No. 4, dated as of May 11, 2020, among the Borrower, the Lenders party thereto and the Administrative Agent.”
““Appraised Value”: with respect to any aircraft as of any date of determination, the current market value (as defined by the International Society of Transport Aircraft Trading) of such aircraft as of such date, calculated pursuant to a “desk-top” appraisal conducted with respect to such aircraft by a Qualified Appraiser and delivered to the Administrative Agent on or within 60 days prior to such aircraft being a Mortgaged Aviation Asset.”
““Associated Collateral”: with respect to each Specified Asset and Additional Specified Asset, (a) all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature with respect thereto, (b) all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required pursuant to applicable law to be maintained with respect thereto, and all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, pursuant to applicable law, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by the relevant lessee, (c) each bill of sale or any contract of sale with respect thereto, (d) all proceeds of insurance with respect to the Specified Assets and Additional Specified Assets and (e) all security assignments, cash deposit agreements and other security agreements executed in favor of the Subsidiary owning such asset in respect thereof and all property of whatever nature, in each case pledged, assigned or transferred to such Subsidiary or mortgaged or charged in its favor pursuant to any such assignment or agreement.”
““Benchmark Replacement”: the sum of: (a) the alternate benchmark rate (which may include SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for
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determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.”
““Benchmark Replacement Adjustment”: with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.”
““Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).”
““Benchmark Replacement Date”: the earlier to occur of the following events with respect to the LIBO Rate:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of
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(a)the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.”
““Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the LIBO Rate:
(1)a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;
(2)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.”
““Benchmark Transition Start Date”: (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent and the Borrower or the Required Lenders and the Borrower, as applicable, by notice to the Administrative
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Agent (in the case of such notice by the Borrower and the Required Lenders) and the Lenders.”
““Benchmark Unavailability Period”: if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.15(b) and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.15(b).”

““BHC Act Affiliate”: as defined in Section 9.22 hereto.”
““Compounded SOFR”: the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:
(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or
(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;
provided, further, that if the Administrative Agent decides (in consultation with the Borrower) that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.””
““Corresponding Tenor”: with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.””
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““Covered Entity”: as defined in Section 9.22 hereto.”
““Covered Party”: as defined in Section 9.22 hereto.”
““Default Right”: as defined in Section 9.22 hereto.”
““Early Opt-in Election”: the occurrence of:
(1)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined, in each case, that Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.15(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and
(2)(i) the election by the Administrative Agent and the Borrower or (ii) the election by the Required Lenders with the written consent of the Borrower (such consent not be unreasonably withheld or delayed) to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent and the Borrower of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election by the Required Lenders to the Administrative Agent.
““Eligible Aviation Assets”: Aviation Assets that are commercial jet aircraft owned an Owner Subsidiary, which at the time they are subjected to an Aircraft Mortgage and Security Agreement are subject to an operating lease with a commercial passenger or freighter airline under which no payment, insolvency or other material lease default (however defined) exists and for which all registrations, filings, opinions and other requirements (including all UCC filings and registrations under the Cape Town Convention) required under the Aircraft Mortgage and Security Agreement shall have been duly made or delivered; provided that Eligible Aviation Assets shall not include any Excluded Aviation Assets.”
““Federal Reserve Bank of New York’s Website”: the NYFRB website at http://www.newyorkfed.org, or any successor source.”
““IBA”: as defined in Section 1.05 hereof.”
““Incremental Aviation Borrowing Amount”: as defined in Section 5.14.”
““Mortgaged Aviation Assets”: as defined in Section 5.14.”
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““Owner Subsidiary”: any (a) entity (including trusts where the trustee is an institutional trustee or a Subsidiary) of which a Loan Party holds directly or indirectly 100% of the Equity Interests and which is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia, the laws of Ireland or Bermuda, or the laws of any other jurisdiction that is approved by the Administrative Agent acting reasonably, in each case, that (b) (i) owns, directly or indirectly, one or more aircraft constituting Eligible Aviation Assets.”
““QFC”: as defined in Section 9.22 hereto.”
““QFC Credit Support”: as defined in Section 9.22 hereto.”
““Qualified Appraiser”: Morten Beyer & Agnew, Inc., or, if such appraisal firm is unavailable or in the Borrower’s judgment should be replaced, the Borrower may replace the foregoing appraisal firm with any of Alton Aviation Consultancy LLC, Avmark Inc., Ascend Worldwide Ltd., ICF SH&E Inc., Aircraft Information Services, Inc. or Aviation Specialist Group, or with any such other appraisal firm selected and retained by the Borrower and reasonably approved by the Administrative Agent, in each case so long as such appraiser is certified by the International Society of Transport Aircraft Trading.”
“Relevant Governmental Body”: the Board and/or NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or any successor thereto.
““Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.”
““SOFR”: with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.”
““SOFR-Based Rate”: SOFR, Term SOFR and Compounded SOFR.”
““Specified Acquisition Financing Documents”: collectively, (i) the definitive documentation for the Specified Acquisition Indebtedness, (ii) the definitive documentation for any Specified Acquisition Refinancing Indebtedness and (iii) any guarantee and security agreements related to the foregoing.”

““Specified Acquisition Indebtedness”: Indebtedness that (i) is in an aggregate principal amount not to exceed $170,000,000 at any time
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outstanding, (ii) will not have a final maturity date less than 364 days after the date of execution of the definitive documentation for such Indebtedness, (iii) is used to finance the purchase of the Specified Assets, (iv) is on terms and conditions not materially less favorable to the Borrower than those in this Agreement and (v) is not secured by a Lien on any asset other than the Specified Collateral.”

““Specified Acquisition Refinancing Indebtedness”: any Indebtedness, Disqualified Stock or preferred stock issued to extend, replace, refund, refinance, renew or defease the Specified Acquisition Indebtedness, and any refinancing of such Indebtedness, Disqualified Stock or preferred stock, so long as such additional Indebtedness, Disqualified Stock or preferred stock (i) is in an aggregate principal amount no greater than the amount of such Indebtedness, Disqualified Stock or preferred stock being extended, replaced, refunded, refinanced, renewed or defeased, plus additional amounts incurred to pay interest, premiums (including tender premiums), defeasance costs, underwriting discounts, other costs and expenses and fees in connection therewith, (ii) is not secured by a Lien on any asset other than the Specified Collateral, (iii) does not have a final maturity date that is prior to the date that is 91 days following the Maturity Date, (iv) has a Weighted Average Life to Maturity which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being extended, replaced, refunded, refinanced, renewed or defeased and (v) shall not include Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of the Borrower or a Guarantor.”

““Specified Assets”: each aircraft listed on Schedule II to Amendment No. 4.

“Specified Collateral”: the right, title and interest of the Borrower (or any of its indirect or direct Subsidiaries) in (i) the Specified Assets, (ii) the Additional Specified Assets, (iii) the Equity Interests of any Subsidiary of the Borrower that owns any Specified Assets or Additional Specified Assets so long as such Subsidiary does not own any other material assets, (iv) any Equity Interests of any Subsidiary of the Borrower that leases any Specified Assets or Additional Specified Assets from another Subsidiary of the Borrower so long as such pledged Subsidiary does not own any other material assets, (v) the Specified Leases, the (vi) the Associated Collateral and (vii) all proceeds of the foregoing.”

““Specified Leases”: the lease agreements relating to any Specified Assets and Additional Specified Assets listed on Schedule III to Amendment No. 4 and any other lease agreements relating to any
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Specified Assets or Additional Specified Assets entered into from time to time while the Specified Acquisition Indebtedness or Specified Acquisition Refinancing Indebtedness remains outstanding.”

““Specified Transactions”: (i) the acquisition and concurrent leaseback by the Borrower, through one of its indirect, wholly-owned Subsidiaries, of the Specified Assets and (ii) the execution, delivery and performance by the Borrower and certain Subsidiaries of the Borrower of the Specified Acquisition Financing Documents.”
““Supported QFC”: as defined in Section 9.22 hereto.”
““Term SOFR”: the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.”
““UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.”
““UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.”
““Unadjusted Benchmark Replacement”: the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.”
““U.S. Special Resolution Regimes”: as defined in Section 9.22 hereto.”
(b)The definitions of “Bail-In Action,” “Bail-In Legislation,” “Excluded Aviation Assets,” “Security Documents” and “Write-Down and Conversion Powers” in Section 1.01 of the Credit Agreement are hereby amended and restated as follows:
““Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.”
““Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European
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Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”
““Excluded Aviation Assets”: as defined in Section 6.13(a)(ii) hereto; provided that for so long as the Specified Acquisition Indebtedness or any Specified Acquisition Refinancing Indebtedness shall remain outstanding, any Aviation Assets that are Specified Collateral securing such Indebtedness shall constitute Excluded Aviation Assets for all purposes of this Agreement and the other Loan Documents.”
““Security Documents”: the collective reference to the Pledge Agreements, the Aircraft Mortgage and Security Agreement (if applicable) and all other security documents now or hereafter delivered to the Administrative Agent granting (or purporting to grant) a Lien on any Property of any Person to secure the Obligations, including any such security documents delivered to the Administrative Agent pursuant to Section 5.10.”
““Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”
(c)The following new Section is hereby added as Section 1.05 of the Credit Agreement:
“SECTION 1.05. Interest Rates; LIBO Rate Notification.
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The interest rate on Eurodollar Rate Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Rate Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.15 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.15, of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.15, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.15), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.”
(d)Section 2.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“SECTION 2.15. Making or Maintaining Eurodollar Rate Loans.
(a)Inability to Determine Applicable Interest Rate. (x) If the commencement of any Interest Period for a Eurodollar Rate Loan:
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(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period;
(ii)the Administrative Agent is advised by the Required Lenders that the Adjusted Eurodollar Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or
(iii)the Administrative Agent determines that deposits in Dollars are not being offered to banks in the applicable offshore interbank market for the applicable amount and the Interest Period of such Eurodollar Rate Loans in Dollars;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees to do promptly thereafter, (A) any Conversion/Continuation Notice that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Rate Loan shall be ineffective and (B) if any Funding Notice requests a Eurodollar Rate Loan, such Borrowing shall be made as a Base Rate Loan; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted; provided, further, that, in each case, the Borrower may revoke any Conversion/Continuation Notice or Funding Notice that is pending when such notice is received.
(b)Effect of Benchmark Transition Event.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the
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Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any such amendment to replace the LIBO Rate with a Benchmark Replacement, Lenders shall (i) not be entitled to object to any SOFR-Based Rate contained in such amendment and (ii) only be entitled to object to the Benchmark Replacement Adjustments with respect thereto. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 2.15(b) will occur prior to the applicable Benchmark Transition Start Date.
(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be
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made by the Administrative Agent, the Borrower or the Lenders pursuant to this Section 2.15(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.15(b).
(iv)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the LIBO Rate will not be used in any determination of Base Rate.
(c)Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date (i) any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining, converting to or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) the Administrative Agent is advised by the Required Lenders (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of its Eurodollar Rate Loans has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of the Lenders in that market, then, and in any such event, such Lenders (or in the case of the preceding clause (i), such Lender) shall be an “Affected Lender” and such Affected Lender shall on that day give
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notice (by e-mail or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) Lenders constituting Required Lenders pursuant to clause (ii) of the preceding sentence, then (A) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (B) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (C) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of Section 2.15(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.15(c) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.
(d)Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth
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the basis for requesting such amounts in reasonable detail), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower.
(e)Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
(f)Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.15 and under Section 2.16 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of “Adjusted Eurodollar Rate” in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.15 and under Section 2.16.
(e)Clause (iii) of Section 5.10 of the Credit Agreement is hereby amended by inserting the text “, other than Specified Collateral,” immediately following the text “Aviation Assets” appearing therein.
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(f)Article V of the Credit Agreement is hereby amended by adding the following new Section 5.14:
“Section 5.14 Aircraft Mortgage and Security Agreement.
(a) As promptly as practicable and in any event within 10 Business Days following the time, if any, at which aggregate Borrowings under the Credit Agreement exceed $150,000,000 (the amount of such excess, the “Incremental Aviation Borrowing Amount”), the Borrower shall, and shall cause its applicable Subsidiaries to, execute and deliver to the Administrative Agent an Aircraft Mortgage and Security Agreement in respect of Eligible Aviation Assets with an Appraised Value equal to, or greater than, the amount by which the Incremental Aviation Borrowing Amount exceeds $150,000,000 (it being understood and agreed that if the Borrower cannot produce a customary insurance certificate naming the Administrative Agent in its role as collateral agent or security trustee as additional insured and loss payee on the general and liability insurance of the lessee of the applicable Eligible Aviation Assets on such timeframe the Administrative Agent may extend such timeframe for an Aircraft Mortgage and Security Agreement for an additional 10 Business Days so the Borrower can find other Eligible Aviation Assets with respect to which such an insurance certificate can be provided and that if after such additional 10 Business Day timeframe the Borrower cannot find such other Eligible Aviation Assets the Administrative Agent may extend the timeframe for an Aircraft Mortgage and Security Agreement by an additional 10 Business Days and may elect to hire a third party security trustee reasonably acceptable to it to hold such Aircraft Mortgage and Security Agreement and any or all existing or future Aircraft Mortgage and Security Agreements all at the expense of the Borrower).
(b) If at any time the Incremental Aviation Borrowing Amount exceeds the Appraised Value of Eligible Aviation Assets then subject to an Aircraft Mortgage and Security Agreement (the “Mortgaged Aviation Assets”), then the Borrower shall within 10 Business Days either (i) prepay the Loans such that the Incremental Aviation Borrowing Amount is equal to, or less than, the Appraised Value of the Mortgaged Aviation Assets or (ii) execute and deliver an additional Aircraft Mortgage and Security Agreement (or amend or supplement an existing Aircraft Mortgage and Security Agreement) to add thereto additional Eligible Aviation Assets with an Appraised Value equal to or greater than such difference (it being understood and agreed that if the Borrower cannot produce a customary insurance certificate naming the Administrative Agent in its role as collateral agent or security trustee as additional insured and loss payee on the general and liability insurance of the lessee of the applicable Eligible Aviation Assets on such timeframe the Administrative Agent may extend
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such timeframe for such additional Aircraft Mortgage and Security Agreement for an additional 10 Business Days so the Borrower can find other Eligible Aviation Assets with respect to which such an insurance certificate can be provided and that if after such additional 10 Business Day timeframe the Borrower cannot find such other Eligible Aviation Assets the Administrative Agent may extend the timeframe for such additional Aircraft Mortgage and Security Agreement by an additional 10 Business Days and may elect to hire a third party security trustee reasonably acceptable to it to hold such Aircraft Mortgage and Security Agreement and any or all existing or future Aircraft Mortgage and Security Agreements all at the expense of the Borrower).  On each twelve month anniversary of any Eligible Aviation Asset becoming a Mortgaged Aviation Asset, the Borrower shall provide an updated appraisal of the Appraised Value.”
(g)Section 6 of the Credit Agreement is hereby amended by adding the following new paragraph after Section 6.13:
“Notwithstanding the foregoing, the limitations set forth in Section 6 shall not prohibit the Borrower’s or any of its Subsidiaries’ entry into and performance of the Specified Transactions or the taking of any action by the Borrower and its Subsidiaries in accordance with the Specified Acquisition Financing Documents, it being understood and agreed that the Initial Liens that will secure the Specified Acquisition Indebtedness (and any Specified Acquisition Refinancing Indebtedness) are Permitted Liens and the Secured Parties agree that no Liens on the Specified Collateral will be granted in their favor. For the avoidance of doubt, in no event shall the Borrower’s consummation of the Specified Transactions (including the granting of Liens in the Specified Collateral pursuant to the Specified Acquisition Financing Documents) result in an Event of Default.”
(h)Section 7.1(a)(3) of the Credit Agreement is hereby amended and restated as follows:
“(3) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) of Section 5.4(a) (with respect to the Borrower only), Section 5.7(a), Section 5.14 or Section 6; or”
(i)Section 9.5 of the Credit Agreement is hereby amended by adding the following new clause (c):
“(c) In addition, and without limiting the Borrower’s obligations under this Section 9.5, the Borrower agrees to pay, indemnify or reimburse each Indemnitee for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, claims (including Environmental Claims), actions, judgments, suits, costs,
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expenses or disbursements of any kind or nature whatsoever (limited to, in the case of counsel, the reasonable and documented fees and disbursements of a single law firm as counsel to the Indemnitees taken as a whole and one local counsel to the Indemnitees taken as a whole in any relevant jurisdiction and, if a conflict exists among such Persons, one additional primary counsel and, if necessary or advisable, one local counsel (plus if applicable, any additional counsel in the event of a conflict) in each relevant jurisdiction) whether direct, indirect, special or consequential, incurred by an Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result any aircraft, engine or part included in the Collateral, including, without limitation, with respect thereto, (1) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of any such aircraft, engine or party, (2) any claim or penalty arising out of violations of applicable laws by the Borrower, owner or operator thereof, (3) tort liability of any Indemnitee (whether active, passive or imputed) and (4) death, personal injury or property damage of any Person, including passengers, shippers or others, but excluding, in each case, Taxes other than any Taxes that represent losses, claims or damages arising from a non-tax claim; provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to the Indemnified Liabilities under this Section 9.5(c) to the extent such Indemnified Liabilities (x) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith, willful misconduct or material breach of its obligations under this Agreement of such Indemnitee or (y) resulted from any dispute that does not involve an act or omission by the Borrower or any of its affiliates, shareholders, partners or other equity holders and that is brought by an Indemnitee against another Indemnitee other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, an Arranger or Syndication Agent under the Revolving Loan Facility.”
(j)Section 9.20(c) of the Credit Agreement is hereby amended and restated as follows:
“(c) If at any time the Incremental Aviation Borrowing Amount shall be zero, then so long as no Event of Default has occurred and is continuing, upon written request by the Borrower the Administrative Agent’s Lien on the Mortgaged Aviation Assets shall be automatically and fully released,
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and the Administrative Agent shall, at the Borrower’s expense, execute such release documents as the Borrower may reasonably request.”
(k)Section 9.21 of the Credit Agreement is hereby amended and restated as follows:
        “Section 9.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
        (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
        (b)  the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.”

(l)Article IX of the Credit Agreement is hereby amended by adding the following new Section 9.22:
“Section 9.22 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported
20

QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
        (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
        (b) As used in this Section 9.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and
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interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
        “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).””
SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each of the other parties hereto that:
(a)As of the Fourth Amendment Effective Date, each Loan Party has duly executed and delivered and authorized this Amendment and this Amendment constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
(b)As of the Fourth Amendment Effective Date, (i) the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier is not applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and (ii) no Default or Event of Default has occurred and is continuing.
SECTION 4. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction or waiver, on or prior to May 11, 2020, of the following conditions precedent (the date on which all such conditions are satisfied or waived, the “Fourth Amendment Effective Date”):
(a)The Administrative Agent shall have received from the Borrower and the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such parties or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Amendment) that such parties have signed a counterpart of this Amendment.
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(b)The Borrower shall have paid all fees due and payable as of the Fourth Amendment Effective Date and all expenses for which reasonably detailed invoices have been presented prior to the Fourth Amendment Effective Date that are due to the Administrative Agent and the Lenders and required to be paid on the Fourth Amendment Effective Date in connection with the transactions contemplated hereby.
(c)The representations and warranties set forth in Section 3 shall be true and correct.
The Administrative Agent shall notify the Borrower and the Lenders of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 5. Consent and Reaffirmation. Each of the Loan Parties hereby (i) consents to this Amendment and the transactions contemplated hereby and (ii) agrees that, notwithstanding the effectiveness of this Amendment, its Obligations under each of the Loan Documents to which it is a party continues to be in full force and effect. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, but a modification thereof pursuant to the terms contained herein.
SECTION 6. Loan Documents. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Amendment.
SECTION 8. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 9. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
[Remainder of page intentionally left blank]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers or representatives as of the day and year first above written.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC, as the Borrower
By:	/s/ Joseph P. Adams Jr.
Name: Joseph P. Adams Jr.
Title: Chief Executive Officer

FORTRESS WORLDWIDE TRANSPORTATION AND INFRASTRUCTURE GENERAL PARTNERSHIP, BY ITS FORTRESS PARTNER FORTRESS WORLDWIDE TRANSPORTATION AND INFRASTRUCTURE MASTER GP LLC, as a Grantor
By:	/s/ Demetrios Tserpelis
Name: Demetrios Tserpelis
Title: Authorized Signatory

[Signature Page to Amendment No. 4]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Lender and Issuing Bank
By:	/s/ Cristina Caviness
Name: Cristina Caviness
Title: Vice President

[Signature Page to Amendment No. 4]

BARCLAYS BANK PLC, as a Lender and Issuing Bank
By:	/s/ Craig J. Malloy
Name: Craig J. Malloy
Title: Director

[Signature Page to Amendment No. 4]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender and Issuing Bank
By:	/s/ Jack Kuhns
Name: Jack Kuhns
Title: Vice President
[Signature Page to Amendment No. 4]

Annex A

See attached.

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

Dated as of _________________, 2020

among

THE GRANTORS AND ADDITIONAL GRANTORS REFERRED TO HEREIN
as the Grantors

and

JPMORGAN CHASE BANK, N.A.
as the Administrative Agent

T A B L E O F C O N T E N T S

        i

Section 7.10 Counterparts	20
Section 7.11 Table of Contents, Headings, Etc.	20
Section 7.12 Non-Invasive Provisions	20

SCHEDULES

Schedule I Aircraft, Airframes and Engines
Schedule II Registered Office and Company Registration Number or Organizational ID

EXHIBITS

Exhibit A-1 Form of Collateral Supplement
Exhibit A-2 Form of Grantor Supplement

        ii

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

This AIRCRAFT MORTGAGE AND SECURITY AGREEMENT (this "Agreement"), dated as of [•], 2020, is made among the GRANTORS named on the signature pages hereto and the ADDITIONAL GRANTORS who from time to time become grantors under this Agreement (collectively, the "Grantors"), and JPMORGAN CHASE BANK, N.A., as the administrative agent (in such capacity, and together with any permitted successor or assign thereto or any permitted replacement thereof, the "Administrative Agent").

PRELIMINARY STATEMENTS:
(1) Fortress Transportation and Infrastructure Investors LLC (the "Borrower"), the Grantors from time to time party thereto, the lenders from time to time party thereto (the "Lenders"), and the Administrative Agent have entered into the Credit Agreement, dated as of June 16, 2017 (as amended by Amendment No. 1, dated as of August 2, 2018, as further amended by Amendment No. 2, dated as of February 8, 2019, as further amended by Amendment No. 3, dated as of August 6, 2019, as further amended by Amendment No. 4, dated as of May 11, 2020 and as further amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement"), pursuant to which the Lenders have agreed to make Loans to the Borrower.
(2) The Grantors own certain Pool Aircraft and are parties to lease and sub-lease contracts with respect to such Pool Aircraft.
(3) The Grantors may from time to time grant additional security for the benefit of the Secured Parties, all in accordance with, and subject to the terms and conditions of, this Agreement.
(4) The Grantors in each case party thereto have agreed pursuant to the Credit Agreement, and it is a condition precedent to the making of the Loans by the Lenders to the Borrower under the Credit Agreement, that the Grantors grant the security interests required by this Agreement.
(5) Each Grantor will derive substantial direct and indirect benefit from the transactions described above.
(6) JPMorgan Chase Bank, N.A. is willing to act as the Administrative Agent under this Agreement.
NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Administrative Agent for its respective benefit and the benefit of the other Secured Parties as follows:
ARTICLE I.
DEFINITIONS

Section 1.01 Definitions
(a) Certain Defined Terms. For the purposes of this Agreement, the following terms have the meanings indicated below:
"Additional Grantor" has the meaning specified in Section 7.01(a).

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

"Agreement" has the meaning specified in the recital of parties to this Agreement.

"Agreement Currency" has the meaning specified in Section 7.07.

"Aircraft Documents" means, with respect to a Pool Aircraft, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required pursuant to applicable law to be maintained with respect to such Pool Aircraft, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, pursuant to applicable law, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by the relevant Lessee.

"Aircraft Objects" means, collectively, the Aircraft Objects (as defined in the Protocol) described on Schedule I hereto and in any Collateral Supplement or Grantor Supplement.

"Airframe" means, individually, each of the airframes described on Schedule I hereto and in any Collateral Supplement or Grantor Supplement.

"Applicable Creditor" has the meaning specified in Section 7.07.

"Assigned Agreement Collateral" has the meaning specified in Section 2.01(b)(iii).

"Assigned Agreements" has the meaning specified in Section 2.01(b)(iii)(A).

"Assigned Documents" means, collectively, the Assigned Agreements and the Assigned Leases.

"Assigned Leases" has the meaning specified in Section 2.01(b)(ii).

"Borrower" has the meaning in the recital of parties to this Agreement.

         "Cape Town Lease" means any Lease (including any Lease between Grantors) that has been entered into, extended, assigned or novated after March 1, 2006 (or such later date as the Cape Town Convention may be given effect under the law of any applicable jurisdiction) (A) with a Cape Town Lessee or (B) where the related Aircraft Object is registered in a "Contracting State".

"Cape Town Lessee" means a lessee under a Lease that is "situated in" a "Contracting State".

"Collateral" has the meaning specified in Section 2.01.

"Collateral Supplement" means a supplement to this Agreement in substantially the form attached as Exhibit A-1 hereto executed and delivered by a Grantor.

"Credit Agreement" has the meaning specified in the preliminary statements to this Agreement.

"Eligible Institution" means (a) JPMorgan Chase Bank, N.A. in its capacity as the Administrative Agent under this Agreement; (b) any bank not organized under the laws of the United States of America or Ireland so long as it has either (i) a long-term unsecured debt rating of either A- or better by Standard & Poor's or A2 or better by Moody's or (ii) a short-term unsecured debt rating of either A-1 or better by Standard & Poor's or P-1 or better by Moody's; or (c) any bank organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any branch of a foreign bank licensed under any such laws) or Ireland, so long as it (i) has either (A) a long-term unsecured debt rating of AA (or the equivalent) or better by either Standard & Poor's or Moody's or (B) a short-term unsecured debt rating of either A-l or better by Standard & Poor's or P-1 or better by Moody's and (ii) can act as a securities intermediary under the New York Uniform Commercial Code.

"Engine" means, individually, each of the aircraft engines described on Schedule I hereto or in any Collateral Supplement or Grantor Supplement.

"Express Perfection Requirements" with respect to each Pool Aircraft and the related Assigned Lease(s), (i) filing any UCC financing and/or continuation statements, and any amendments thereto, required pursuant to the Uniform Commercial Code of any applicable jurisdiction to establish and maintain a valid and perfected first priority Lien on such Pool Aircraft and the related Assigned Lease(s) under the UCC (subject to Permitted Liens); (ii) the taking of such other actions as may be required to perfect the Administrative Agent's security interest in any Collateral (other than any Pool Aircraft and any Assigned Lease); (iii) the Required Cape Town Registrations; and (iv) any other action contemplated by the Loan Documents.

"Excluded Property" shall mean (a) proceeds of public liability insurance (or government or other Person (including any Manufacturer, any Lessee and any sublessee of any Lessee) indemnities in lieu thereof) paid or payable as a result of insurance claims made, or losses suffered, by any Grantor, any other Loan Party or any of their respective Affiliates, (b) proceeds of insurance maintained by any Grantor, any other Loan Party or any of their respective Affiliates for its or their own account or benefit (whether directly or through a Grantor or any other Loan Party) and not required by the Loan Documents, (c) any general, Tax or other indemnity payments, expenses, reimbursements and similar payments and interest in respect thereof paid or payable in favor of any Grantor, any other Loan Party or any of their respective Affiliates or their respective successors or assigns, officers, directors, employees, agents, managers and servants, including any such payments pursuant to any Lease, except to the extent such Person owes such amounts in respect of the same claim to a Secured Party, (d) any security interest held by a Grantor, any other Loan Party or any of their respective Affiliates in any assets of a Lessee or any sublessee thereof or of any of their Affiliates which secure obligations owed by such Lessee, sublessee or Affiliate pursuant to a grant of collateral not securing such Lessee's obligations under the applicable Lease, (e) any interest that may from time to time accrue in respect of any of the amounts described in clauses (a) through (d) above, (f) the proceeds from the enforcement of any right to enforce the payment of any amount described in clauses (a) through (e) above, and (g) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Property.

“Grantor” has the meaning specified in the preliminary statements to this Agreement.

"Grantor Supplement" means a supplement to this Agreement in substantially the form attached as Exhibit A-2 hereto executed and delivered by a Grantor.

"Insurance" means in relation to each Pool Aircraft, insurance certificates and, if applicable, reinsurance certificates complying with the provisions of the applicable Assigned Lease and Credit Agreement.

"International Registry" means the International Registry under the Cape Town Convention.
"Judgment Currency" has the meaning specified in Section 7.07.

"Lease Collateral" has the meaning specified in Section 2.01(b)(ii).

“Lease Documents” means in respect of a Pool Aircraft, any agreement, contract or document relating to such Pool Aircraft or agreements relating to the leasing of such Pool Aircraft, whether in existence on the date hereof or thereafter acquired, including, without limitation, the related Leases, any related novations and all Bills of Sale applicable to such Pool Aircraft.

"Lenders" has the meaning specified in the preliminary statements to this Agreement.

"Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a Lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or removed therefrom.

“Permitted Lien” means:

(1) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
(2) Liens for taxes, assessments or other governmental charges or levies (x) that are not yet overdue for a period of more than 30 days or (y) being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the books of such Person in conformity with GAAP;
(3) any Lease on such Pool Aircraft;
(4)  Liens securing the Obligations; and
(5) Liens securing judgments, attachments or awards for the payment of money not constituting an Event of Default so long as such judgment is being contested in good faith and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired.
"Pool Aircraft" mean each aircraft identified on Schedule I hereto and in any Collateral Supplement or Grantor Supplement.

"Protocol" means the Protocol to the Convention on Matters Specific to Aircraft Equipment, as in effect in any applicable jurisdiction from time to time.

"Received Currency" has the meaning specified in Section 7.07.

"Related Collateral Documents" means a letter of credit or third-party or bank guarantee provided by or on behalf of a Lessee to secure such Lessee's obligations under a Lease, in each case to the extent assignable without the consent of a third party.

"Required Cape Town Registrations" has the meaning set forth in Section 2.06(d).

"UCC" means the Uniform Commercial Code as in effect on the date of determination in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection or effect of perfection or non-perfection.

(b) Terms Defined in the Cape Town Convention. The following terms shall have the respective meanings ascribed thereto in the Cape Town Convention: "Administrator", "Contracting State", "Contract of Sale", "International Interest", "Professional User Entity", "situated in" and "Transacting User Entity".
(c) Terms Defined in the Credit Agreement. For all purposes of this Agreement, all capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

Section 1.02 Construction and Usage
Unless the context otherwise requires:

(a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS.

(b) The terms "herein", "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

(c) Unless otherwise indicated in context, all references to Articles, Sections, Schedules or Exhibits refer to an Article or Section of, or a Schedule or Exhibit to, this Agreement.

(d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(e) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without limitation".

(f) References in this Agreement to an agreement or other document (including this Agreement) include references to such agreement or document as amended, replaced or otherwise modified (without, however, limiting the effect of the provisions of this Agreement with regard to any such amendment, replacement or modification), and the provisions of this Agreement apply to successive events and transactions. References to any Person shall include such Person's successors in interest and permitted assigns.

(g) References in this Agreement to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor, and references to any governmental Person shall include reference to any governmental Person succeeding to the relevant functions of such Person.

(h) References in this Agreement to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Agreement.

(i) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Loan Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly, provided, however, that no additional interest shall be due in respect of such delay.

(j) The collateral granted pursuant to this Agreement shall constitute Collateral notwithstanding the definition of “Excluded Assets” under any Loan Document.

ARTICLE II.
SECURITY
Section 2.01 Grant of Security
(a) To secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (including any extensions, modifications, substitutions, amendments or renewals of any or all of the Obligations) each Grantor hereby assigns and pledges to the Administrative Agent for its benefit and the benefit of the other Secured Parties, and hereby grants to the Administrative Agent for its benefit and the benefit of the other Secured Parties a security interest in, all of such Grantor's right, title and interest in and to the following, whether now owned or existing or hereafter acquired or arising (collectively, the “Collateral”):

(i) all of Grantor’s right, title and interest in and to each Pool Aircraft, including each Airframe and Engine as the same is now and will hereafter be constituted, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to any Airframe or any other airframe, together with (i) all Parts of whatever nature, which are from time to time included within the definitions of "Airframe" or "Engines", including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframes and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts), (ii) all Aircraft Documents with respect to such Pool Aircraft, (iii) each bill of sale or any contract of sale with respect to such Pool Aircraft; (iv) all proceeds from any sale or other disposition of such Pool Aircraft; and (v) all proceeds of Insurance due to such Grantor on, and all other proceeds payable to such Grantor in respect of, any total or partial loss or physical destruction, confiscation, condemnation or requisition of such Pool Aircraft, each such Engine and all Parts, equipment, attachments, accessories, replacement and added Parts and components described in the preceding clauses of this clause (i);

(ii) all of Grantor’s right, title and interest in and to all Leases to which Grantor is or may from time to time be party with respect to the Pool Aircraft and any leasing arrangements among Grantor with respect to such Leases, together with all Related Collateral Documents (all such Leases and Related Collateral Documents, the "Assigned Leases"), including, without limitation, (i) all rights of Grantor to receive moneys due and to become due under or pursuant to such Assigned Leases, (ii) all rights of Grantor to receive proceeds of any indemnity, warranty or guaranty with respect to such Assigned Leases, (iii) claims of Grantor for damages arising out of or for breach or default under such Assigned Leases, (iv) all rights under any such Assigned Leases with respect to any subleases of the Pool Aircraft subject to such Assigned Leases, (v) all rights of Grantor to discharge any registration of an International Interest with respect to such Pool Aircraft or Engine or any such Assigned Lease made with the International Registry and (vi) the right of Grantor to terminate such Assigned Leases and to compel performance of, and otherwise to exercise all remedies under, any Assigned Lease, whether arising under such Assigned Leases or by statute or at law or in equity (the "Lease Collateral");

(iii) all of the following (the "Assigned Agreement Collateral"):

(A) all of Grantor’s right, title and interest in and to all security assignments, cash deposit agreements and other security agreements executed in its favor in respect of any Pool Aircraft (including any Airframe and any Engine) or in respect of or pursuant to any Assigned Lease, in each case as such agreements may be amended or otherwise modified from time to time (collectively, the "Assigned Agreements"); and

(B) all of Grantor’s right, title and interest in and to all property of whatever nature, in each case pledged, assigned or transferred to it or mortgaged or charged in its favor pursuant to any Assigned Agreement;

(iv) all of Grantor’s right, title and interest in and to the personal property identified in a Grantor Supplement or a Collateral Supplement executed and delivered by Grantor to the Administrative Agent; and

(v) all proceeds of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (i), (ii), (iii) and (iv) of this Section 2.01).

excluding, however, all Excluded Property.

Section 2.02 Security for Obligations
This Agreement secures the payment and performance of all Obligations to each Secured Party and shall be held by the Administrative Agent in trust for the Secured Parties. Without limiting the generality of the foregoing, this Agreement secures the payment of the Obligations and would be owed by any Grantor to any Secured Party but for the fact that the Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.

Section 2.03 Representations and Warranties of the Grantors
Each Grantor represents and warrants as of the date of this Agreement, and as of each date on which such Grantor subjects a new Pool Aircraft to this Agreement solely with respect to such Pool Aircraft and such Grantor, as follows:

(a) The Grantors are the legal and beneficial owners of the Collateral. None of the Collateral has been pledged, assigned, sold or otherwise encumbered other than pursuant to the terms of the Loan Documents and except for Permitted Liens.

(b) This Agreement creates a valid and (upon the taking of the actions required hereby and under the Credit Agreement, provided that only the Express Perfection Requirements shall be required to be satisfied) perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Collateral as security for the Obligations, subject in priority to no other Liens (other than Permitted Liens), and all filings and other actions necessary to perfect and protect such security interest as a first priority security interest of the Administrative Agent have been (or, in the case of future Collateral or actions expressly permitted to be taken at a later date pursuant to the Loan Documents, will be) duly taken (except that only the Express Perfection Requirements shall be required to be satisfied), enforceable against the applicable Grantors and creditors of and purchasers from such Grantors.

(c) No Grantor has any trade names.

(d) Subject to the Express Perfection Requirements which are required to be complied with, no consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party (including, for the avoidance of doubt, the International Registry) is required under the laws of the United States, Bermuda or Ireland or (if not the United States, Bermuda, or Ireland) the law of the jurisdiction of incorporation or organization of such Grantor either (i) for the grant by such Grantor of the pledge, assignment and security interest granted hereby, (ii) for the execution, delivery or performance of this Agreement by such Grantor or (iii) for the perfection or maintenance of the pledge, assignment and security interest created hereby, except for (A) the Required Cape Town Registrations, (B) the filing of financing and continuation statements under the UCC, and (C) any consent, authorization, approval, action or notice of filing required under the law of the jurisdiction of incorporation or organization of such Grantor (if not Ireland, Bermuda or the United States).

(e) Such Grantor’s name, jurisdiction of incorporation, organization or formation, the chief place of business, organizational identification number (if applicable) and chief executive or registered office of such Grantor and the office where such Grantor keeps records of the Collateral are located at the address specified opposite the name of such Grantor on the attached Schedule II. If such Grantor is the lessor under a Cape Town Lease, it has the right to assign the International Interest provided for in such Cape Town Lease and all associated rights in respect of such Cape Town Lease that form part of the Collateral. Such Grantor has furnished to the Administrative Agent a charter or other equivalent formation or organizational document, certified to the extent applicable, certificate of incorporation or other organizational document and short-form good standing certificate (to the extent such concept is relevant in the applicable jurisdiction) as of a date which is recent to the date hereof, provided that such charter or equivalent document, certificate of incorporation or other organizational document and short-form good standing certificate has not been amended or otherwise modified after such date and prior to the date hereof.

Section 2.04 Grantors Remain Liable
Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) in each case, unless the Administrative Agent or any other Secured Party, expressly in writing or by operation of law, assumes or succeeds to the interests of any Grantor hereunder, no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor under the contracts and agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

Section 2.05 As to the Assigned Documents
(a) Promptly following the inclusion of any Assigned Document in the Collateral, the relevant Grantor will (i) deliver a copy thereof to the Administrative Agent, (ii) with respect to each Assigned Lease, give due notice to the Lessee under such Assigned Lease of its assignment pursuant to this Agreement, (iii) with respect to each Assigned Lease which constitutes an International Interest, register such International Interest and the assignment thereof at the International Registry to the extent required by the Required Cape Town

Registrations, and (iv) take such other action as may be necessary to perfect the lien of this Agreement as to such Assigned Document such that the security interest therein granted to the Administrative Agent is senior to that of any other creditor of the relevant Grantor or as otherwise reasonably requested by the Administrative Agent (provided that only the Express Perfection Requirements shall be required to be satisfied and, notwithstanding anything else to the contrary in any Loan Document, no Grantor shall be required to deliver to the Administrative Agent any letter of credit issued pursuant to an Assigned Lease). Upon the written request of any Grantor, the Administrative Agent (solely in its capacity as such) will execute such undertakings of quiet enjoyment in favor of the Lessee under any Assigned Lease as are substantially to the same effect as the undertakings of quiet enjoyment provided for in such Assigned Lease.

         (b) Upon the amendment or replacement of any Assigned Document or the entering into of any new Assigned Document, the relevant Grantor will deliver a copy thereof to the Administrative Agent and will take such other action as may be necessary to perfect the lien of this Agreement as to such Assigned Document such that the security interest therein granted to the Administrative Agent is senior to that of any other creditor of the relevant Grantor or as otherwise reasonably requested by the Administrative Agent (provided that only the Express Perfection Requirements shall be required to be satisfied).

(c) Each Grantor shall, at its expense, furnish to the Administrative Agent promptly upon receipt copies of each material amendment, supplement or waiver to a Lease received by such Grantor under or pursuant to the Assigned Documents.

(d) So long as no Event of Default shall have occurred and be continuing, and notwithstanding any provision to the contrary in this Agreement, each Grantor shall be entitled, to the exclusion of the Administrative Agent but subject always to the terms of the Loan Documents (x) to exercise and receive, directly or indirectly through one or more agents, any of the claims, rights, powers, privileges, remedies and other benefits under, pursuant to, with respect to or arising out of the Assigned Documents and (y) to take any action or to not take any action, directly or indirectly through one or more agents, related to the Assigned Documents and the lessees or counterparties thereunder, including entering into, amending, supplementing, terminating, performing, enforcing, compelling performance of, exercising all remedies (whether arising under any Assigned Document or by statute or at law or in equity or otherwise) under, exercising rights, elections or options or taking any other action under or in respect of, granting or withholding notices, waivers, approvals and consents in respect of, receiving all payments under, dealing with any credit support or collateral security in respect of, or taking any other action in respect of, the Assigned Documents and contacting or otherwise having any dealings with any lessee or counterparty thereunder, provided, however, that (i) so long as any Assigned Lease remains in effect, no Grantor will abrogate any right, power or privilege granted expressly in favor of the Administrative Agent or any other Secured Party under any Assigned Lease and (ii) during the continuance of an Event of Default, all such rights of each Grantor shall cease, and all such rights shall become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such rights.

Section 2.06 Further Assurances

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor shall promptly execute and deliver all further instruments and documents, and take all further action (including under the laws of any foreign jurisdiction), that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral (except that (x) with respect to the perfection of liens, only the Express Perfection Requirements shall be required to be satisfied and (y) no local law aircraft mortgages, security assignments, security agreements or like instruments shall be required to be provided). Each Grantor shall (i) execute and file such UCC financing or continuation statements, or amendments thereto, and such other instruments or notices, that may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby and (ii) execute, file, record, or register such additional documents and supplements to this Agreement, including any further assignments, security agreements, pledges, grants and transfers, as may be required under the laws of any foreign jurisdiction or as the Administrative Agent may reasonably request, to create, attach, perfect, validate, render enforceable, protect or establish the priority of the security interest and lien of this Agreement (except that (x) with respect to the perfection of liens, only the Express Perfection Requirements shall be required to be satisfied and (y) no local law aircraft mortgages, security assignments, security agreements or like instruments shall be required to be provided).

(b) Each Grantor hereby authorizes the Administrative Agent to file one or more UCC financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. Such financing statements may describe the Collateral in the same manner as described in this Agreement or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent in connection herewith. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

(c) Each Grantor shall, prior to or simultaneously with any Person becoming a lessor of any Pool Aircraft, cause such Person to enter into a Collateral Supplement or a Grantor Supplement (as applicable).

         (d) Each Grantor shall register or cause to be registered (or if the Administrative Agent is making such registration, without relieving each Grantor of such obligation, consent to such registration) with the International Registry (collectively, the "Required Cape Town Registrations"): (i) the International Interest provided for hereunder with respect to each Aircraft Object in respect of Pool Aircraft where the relevant Grantor is situated in a Contracting State or such Aircraft Object is registered in a Contracting State; (ii) the International Interest provided for in any Cape Town Lease under which such Grantor is a lessor or lessee; (iii) the assignment to the Administrative Agent of each International Interest described in clause (ii) and assigned to the Administrative Agent hereunder; and (iv) the Contract of Sale with respect to any Pool

Aircraft by which title to such Pool Aircraft is conveyed by or to such Grantor, but only if the seller under such Contract of Sale is situated in a Contracting State or if such Aircraft Object is registered in a Contracting State and if such seller agrees to such registration; provided that any registrations described in the foregoing clauses (ii), (iii) or (iv) that require the consent of a lessee shall not be required. To the extent that (A) the Administrative Agent's consent is required for any such registration, or (B) the Administrative Agent is required to initiate any such registration, the Administrative Agent shall ensure that such consent or such initiation of such registration is effected, and no Grantor shall be in breach of this Section should the Administrative Agent fail to do so in a proper fashion (it being understood and agreed that in no event shall the Administrative Agent be liable for any failure to so register as a result of such Grantor's failure to provide any necessary information required for such registration in a timely manner or if such information is inaccurate or incomplete).

(e) If any Grantor shall (i) change its jurisdiction of organization, type of organization or the location of its sole place of business or chief executive office from that referred to in Schedule II or, if such Grantor is not a registered organization, become a registered organization (within the meaning of Section 9-307 of any Uniform Commercial Code) due to any action by such Grantor; or (ii) change its name, such Grantor shall, on or before the date that is 30 days following such change (or such longer period as the Administrative Agent may agree to in its sole discretion), give the Administrative Agent written notice thereof and deliver to the Administrative Agent all additional financing statements and other documents required or reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interest provided for herein after giving effect to such change. Without the prior consent of the Administrative Agent, no Grantor shall change its jurisdiction of organization or principal place of business if it would cause such Grantor not to satisfy the definition of Owner Subsidiary.

Section 2.07 Administrative Agent Appointed Attorney-in-Fact
Each Grantor hereby irrevocably appoints, as security for the Obligations, the Administrative Agent as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's discretion during the occurrence and continuance of an Event of Default, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, indorse and collect any drafts or other instruments and documents in connection with the Collateral;

(c) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

(d) to execute and file any UCC financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, in order to perfect and preserve the pledge, assignment and security interest granted hereby;

provided that the Administrative Agent's exercise of any such power shall be subject to Section 2.05(d).

Section 2.08 Administrative Agent May Perform
If any Grantor fails to perform any agreement contained in this Agreement, the Administrative Agent may (but shall not be obligated to) after such prior notice as may be reasonable under the circumstances, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection with doing so shall be payable by the Grantors.

Section 2.09 Delivery of Collateral Supplements
Upon the addition of any Pool Aircraft, each relevant Grantor shall promptly execute and deliver to the Administrative Agent a Collateral Supplement duly completed with respect to such Collateral and shall take such steps with respect to the perfection of such Collateral as are called for by this Agreement for Collateral of the same type (except that only the Express Perfection Requirements shall be required to be satisfied), provided that the foregoing shall not be construed to impair or otherwise derogate from any restriction on any such action in any Loan Document, and provided further that the failure of any Grantor to deliver any Collateral Supplement as to any such Collateral shall not impair the lien of this Agreement as to such Collateral.

Section 2.10 Covenants Related to Addition of Pool Aircraft
Each Grantor hereby covenants that, as of the date hereof, they have delivered or will deliver to the Administrative Agent the following;

(a) opinions in the customary form and satisfactory to the Administrative Agent of (i) counsel in the jurisdiction of organization of the applicable Grantor, (ii) with respect to the laws of the State of New York, counsel to the applicable Grantor regarding authorization, enforceability and perfection as to the security interests granted hereunder and (iii) counsel to the applicable Grantor in respect of the registration and filing of the Required Cape Town Filings;

(b) the applicable Insurance; provided that that if any Pool Aircraft is not subject to an Assigned Lease, such insurance shall be in an amount and on substantially similar terms as the prior Insurance for such Pool Aircraft; and

(c) in respect of each Pool Aircraft, copies of the certificate of registration, each Lease and all other material Lease Documents.

Section 2.11 Application of Proceeds
All proceeds collected by the Administrative Agent upon any collection, sale, foreclosure or other realization upon any Collateral (including any distribution pursuant to a plan of reorganization), including any Collateral consisting of cash, shall be applied in accordance with Section 7.2 of the Credit Agreement.

ARTICLE III.
REMEDIES
Section 3.01 Remedies
Notwithstanding anything herein or in any other Loan Document to the contrary, if any Event of Default shall have occurred and be continuing, and, in each case, subject to the quiet enjoyment rights of the applicable Lessee of any Pool Aircraft:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (including, for the avoidance of doubt, the rights and remedies of the Administrative Agent provided for in Section 2.07(c)), all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and all of the rights and remedies under applicable law and also may (i) require any Grantor to, and such Grantor hereby agrees that it shall at its expense and upon request of the Administrative Agent forthwith, assemble all or any part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell or cause the sale of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) The Administrative Agent may, in addition to or in connection with any other remedies available hereunder or under any other applicable law, exercise any and all remedies granted under the Cape Town Convention as it shall determine in its sole discretion. In connection therewith, the parties hereby agree to the extent permitted by the UCC that (i) Article 9(1) and Article 9(2) of the Convention, wherein the parties may agree or the court may order that any Collateral shall vest in the Administrative Agent in or towards satisfaction of the Obligations, shall not preclude the Administrative Agent from obtaining title to any Collateral pursuant to any other remedies available under applicable law (including but not limited to Article 9-620 of the UCC); (ii) any surplus of cash or cash proceeds held by the Administrative Agent and remaining after payment in full of the Obligations shall be paid as specified in Section 7.2 of the Credit Agreement; and (iii) the Administrative Agent may obtain from any applicable court, pending final determination of any claim resulting from an Event of Default, speedy relief in the form of any of the orders specified in Article 13 of the Convention and Article X of the Protocol as the Administrative Agent shall determine in its sole and absolute discretion, subject to any procedural requirements prescribed by applicable laws

ARTICLE IV.
SECURITY INTEREST ABSOLUTE
Section 4.01 Security Interest Absolute
A separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against any other Grantor or whether any other Grantor is joined in any such action or actions. Except as otherwise provided in the Loan Documents, all rights of the Administrative Agent and the security interests and Liens granted under, and all obligations of each Grantor under, until payment in full of the Obligations, the expiration or termination of the Commitments and the expiration or termination of all Letters of Credit (except those that have been cash collateralized or backstopped, in each case, in a manner reasonably satisfactory to each applicable Issuing Bank), this Agreement and each other Loan Document shall be absolute and unconditional, irrespective of:

(a) any lack of validity or enforceability of any Loan Document, Assigned Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or Assigned Document or any other agreement or instrument relating thereto;

(c) any taking, exchange, release or non-perfection of the Collateral or any other collateral or taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

(d) any manner of application of Collateral, or proceeds thereof, to the Obligations, or any manner of sale or other disposition of any Collateral for the Obligations or any other assets of the Grantors;

(e) any change, restructuring or termination of the corporate structure or existence of any Grantor; or

(f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or a third-party grantor of a security interest or a Person deemed to be a surety.

ARTICLE V.
THE ADMINISTRATIVE AGENT

Section 5.01 Cape Town Convention
The Administrative Agent, during the term of this Agreement, shall establish and maintain a valid and existing account as a Transacting User Entity with the International Registry and appoint an Administrator and/or a Professional User Entity to make registrations in regard to the Collateral as required by this Agreement.

Section 5.02 No Individual Liability
The Administrative Agent shall not have any individual liability in respect of all or any part of the Obligations, and all shall look, subject to the lien and priorities of payment provided herein and in the Loan Documents, only to the property of the Grantors (to the extent provided in the Loan Documents) for payment or satisfaction of the Obligations pursuant to this Agreement and the other Loan Documents.

ARTICLE VI.
INDEMNITY AND EXPENSES

Section 6.01 Secured Parties' Indemnity
The Administrative Agent shall be entitled to be indemnified (subject to the limitations and requirements described in Section 9.5 of the Credit Agreement) by the Lenders to the sole satisfaction of the Administrative Agent before proceeding to exercise any right or power under this Agreement at the request or direction of the Administrative Agent.

Section 6.02 Survival
The provisions of Section 6.01 shall survive the termination of this Agreement or, if earlier, the resignation of the Administrative Agent hereunder.

ARTICLE VII.
MISCELLANEOUS

Section 7.01 Amendments; Etc.

(a) Upon the execution and delivery by any Person of a Grantor Supplement, (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor hereunder, and each reference in this Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor, (ii) Annexes I and II attached to each Grantor Supplement shall be incorporated into, become a part of and supplement Schedules I and II hereto, respectively, and the Administrative Agent may attach such Annexes as supplements to such Schedules; and each reference to such Schedules shall be a reference to such Schedules as so supplemented and (iii) such Additional Grantor shall be a Grantor for all purposes under this Agreement and shall be bound by the obligations of the Grantors hereunder.

(b) Upon the execution and delivery by a Grantor of a Collateral Supplement, Annex I to each Collateral Supplement shall be incorporated into, become a part of and supplement Schedule I, and the Administrative Agent may attach such Annexes as supplements to such Schedule; and each reference to such Schedule shall be a reference to such Schedule as so supplemented.

(c) None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement.

Section 7.02 Addresses for Notices
All notices and other communications provided for hereunder shall be in writing (including telecopier or email) and telecopied, emailed or delivered to the intended recipient to the address, telecopier number, electronic mail address or telephone number specified for such Person in Section 9.2 of the Credit Agreement or in a Grantor Supplement, or to such other address as shall be designated by such Person in a written notice to each other party to this Agreement complying as to delivery with the terms of this Section 7.02. Each such notice shall be effective (a) on the date personally delivered to an authorized officer of the party to which sent, or (b) on the date transmitted by legible telecopier or email transmission with a confirmation of receipt.

Section 7.03 No Waiver; Cumulative Remedies
No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 7.04 Severability
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.05 Continuing Security Interest
Subject to Section 7.06, this Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of all of the Obligations, the expiration or termination of the Commitments and the expiration or termination of all Letters of Credit (except those that have been cash collateralized or backstopped, in each case, in a manner reasonably satisfactory to each applicable Issuing Bank), (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns.

Section 7.06 Release and Termination
(a) Upon any release of a Pool Aircraft pursuant to the Credit Agreement, such Pool Aircraft and the Collateral related solely to such Pool Aircraft will be deemed released from the Lien hereof, and the Administrative Agent will, at such Grantor's expense, execute and deliver to the Grantor of such Collateral such documents as such Grantor shall reasonably request and provide to the Administrative Agent to evidence the release of such Collateral from the pledge, assignment and security interest granted hereby, and to the extent that (A) the Administrative Agent's consent is required for any deregistration of the interests in such released Collateral from the International Registry or other registry or (B) the Administrative Agent is required to initiate any such deregistration, the Administrative Agent shall ensure that such consent or such initiation of such deregistration is affected, subject in each case, to receipt by the Administrative Agent of an officer’s certificate of the Borrower certifying as to such matters reasonably requested by the Administrative Agent.

(b) If at any time the Incremental Aviation Borrowing Amount is zero and no Event of Default has occurred and is continuing, upon written request by the Borrower the pledge, assignment and security interest granted by Section 2.01 hereof shall terminate, the Administrative Agent shall cease to be a party to this agreement, and all provisions of this Agreement (except for this Section 7.06(b)) relating to the Obligations, the Secured Parties or the Administrative Agent shall cease to be of any effect insofar as they relate to the Obligations, the Secured Parties or the Administrative Agent. Upon any such termination, the Administrative Agent will, at the relevant Grantor's expense, execute and deliver to each relevant Grantor such documents as such Grantor shall prepare and reasonably request to evidence such termination.

Section 7.07 Conversion of Currencies
(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Grantor in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Grantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Grantor contained in this Section 7.07 shall survive the termination of the Credit Agreement and the payment of all other amounts owing thereunder.

Section 7.08 Governing Law
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.09 Jurisdiction; Consent to Service of Process
Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case, in the County of New York, Borough of Manhattan, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 9.2 of the Credit Agreement or at such other address of which the Administrative Agent (or in the case of the Administrative Agent, the other parties hereto) shall have been notified pursuant thereto;

(d) agrees that the Administrative Agent, the Issuing Bank and the Lenders retain the right to bring proceedings against any Loan Party in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment;

(e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.09 any special, exemplary, punitive or consequential damages.

Section 7.10 Counterparts
(a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

(b) The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 7.11 Table of Contents, Headings, Etc.
The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 7.12 Non-Invasive Provisions
(a) Notwithstanding any other provision of the Loan Documents, the Administrative Agent agrees that, so long as no Event of Default shall have occurred and be continuing, not to take any action or cause to be taken any action, or permit any person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights with respect to any Pool Aircraft or Collateral related thereto and all rents, revenues, profits and income therefrom, including, without limitation, the right to enforce manufacturers' warranties, the right to apply or obtain insurance proceeds for damage to the Pool Aircraft to the repair of the Pool Aircraft and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of this Agreement.

         (b) Notwithstanding any other provision of the Loan Documents, the Administrative Agent agrees that, so long as no "Event of Default" (or similar term) under a Lease (as defined in such Lease) shall have occurred and be continuing, not to take any action or cause to be taken any action, or permit any person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights of the Lessee with respect to any Pool Aircraft or Collateral related thereto and all rents, revenues, profits and income therefrom, including, without limitation, the right to enforce manufacturers' warranties, the right to apply or obtain insurance proceeds for damage to the Pool Aircraft to the repair of the Pool Aircraft and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of such Lease.
         (c) The Administrative Agent agrees to release any Lien the Administrative Agent may have upon any Engine upon (i) a Grantor providing the Administrative Agent with written notice of a transfer thereof promptly after receipt of a notice thereof from the relevant Lessee and with a copy of the bill of sale or other instrument evidencing the transfer of title of such replacement Engine to a Grantor, (ii) in the case of the transfer of title to an Engine initiated by a Grantor, the Grantor providing the Administrative Agent with a certificate of such transfer and a copy of the bill of sale or other instrument evidencing the transfer of title of a replacement Engine to a Grantor, or (iii) upon the total loss payment or Loan repayment being received (or replacement aircraft being provided) in a case where the Airframe, but not such Engine, was the subject of a total loss, provided that, for the avoidance of doubt, the Administrative Agent shall not release any Lien upon an engine that is not replaced by a Grantor or a Lessee, unless such Engine is associated with an aircraft that was subject to a total loss or otherwise removed from the Designated Pool. The applicable Grantor shall at the request of the Administrative Agent execute a supplement to this Agreement to evidence that any such replacement engine has become subject to the Lien of this Agreement and the Administrative Agent shall, at the request of the applicable Grantor, execute a supplement to this Agreement to evidence the release of the applicable Engine from the Lien of the Administrative Agent.
         (d) The Lenders and the Administrative Agent agree that they will not claim, and upon the request of any Grantor, the Administrative Agent will confirm in writing that it does not claim, any right, title or interest in any engine or part (including any audio visual, telephonic, entertainment or similar equipment) that is installed on a Pool Aircraft which does not constitute an "engine" or "part" as defined in the applicable Lease.
         (e) For the avoidance of doubt, the Administrative Agent agrees that each Grantor may from time to time lease out an engine that is part of a Pool Aircraft or lease in an engine that is not part of a Pool Aircraft as it determines in accordance with Leasing Company Practice.
[The Remainder of this Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its representative or officer thereunto duly authorized as of the date first above written.
[GRANTOR], as a Grantor

By _____________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., not in its individual capacity but solely as the Administrative Agent

By _____________________________________
Name:
Title:

SCHEDULE I
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

AIRCRAFT OBJECTS

Airframe Manufacturer and Model	Airframe MSN	Engine Manufacturer and Model	Engine MSNs	Registration Mark

SCHEDULE II
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

Name of Grantor	Registered Office and Company Registration Number or Organizational ID (if applicable)
[Grantor]	[•] Registration No. [•]

EXHIBIT A-1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

FORM OF COLLATERAL SUPPLEMENT

JPMorgan Chase Bank, N.A., as the Administrative Agent
500 Stanton Christiana Road, Ops 2, 3rd Floor
Newark, Delaware 19713
Attention: [•]
Fax: [•]
        [Date]

Re: Aircraft Mortgage and Security Agreement, dated as of [__], 2020

Ladies and Gentlemen:

         Reference is made to the Aircraft Mortgage and Security Agreement, dated as of [__], 2020 (the "Aircraft Mortgage and Security Agreement"), among the Grantors named on the signature pages thereto and the Additional Grantors who become grantors under the Aircraft Mortgage and Security Agreement from time to time (collectively, the "Grantors") and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Aircraft Mortgage and Security Agreement.

The undersigned hereby delivers, as of the date first above written, the attached Annex I pursuant to Section 2.09 of the Aircraft Mortgage and Security Agreement.

The undersigned Grantor hereby confirms that the property included in the attached Annex constitutes part of the Collateral and hereby makes each representation and warranty set forth in Section 2.03 of the Aircraft Mortgage and Security Agreement (as supplemented by the attached Annex).

This Collateral Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

Very truly yours,

[_________________]

By:
Name:
Title:

Acknowledged and agreed to as of the date first above written:

JPMORGAN CHASE BANK, N.A.,
not in its individual capacity, but
solely as the Administrative Agent

By:
Name:
Title:

ANNEX I
COLLATERAL SUPPLEMENT

AIRCRAFT OBJECTS

Airframe MSN	Airframe Manufacturer and Model	Engine MSNs	Engine Manufacturer and Model

EXHIBIT A-2
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

FORM OF GRANTOR SUPPLEMENT

JPMorgan Chase Bank, N.A., as the Administrative Agent
500 Stanton Christiana Road, Ops 2, 3rd Floor
Newark, Delaware 19713
Attention: [•]
Fax: [•]

        [Date]

Re: Aircraft Mortgage and Security Agreement, dated as of [__], 2020

Ladies and Gentlemen:

Reference is made to the Aircraft Mortgage and Security Agreement, dated as of [__], 2020 (the "Aircraft Mortgage and Security Agreement"), among the Grantors named on the signature pages thereto and the Additional Grantors who become grantors under the Aircraft Mortgage and Security Agreement from time to time (collectively, the "Grantors") and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Aircraft Mortgage and Security Agreement.

The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Aircraft Mortgage and Security Agreement as if it were an original party thereto and agrees that each reference in the Aircraft Mortgage and Security Agreement to "Grantor" shall also mean and be a reference to the undersigned.

Grant of Security Interest. To secure the Obligations, the undersigned Grantor hereby assigns and pledges to the Administrative Agent for its benefit and the benefit of the other Secured Parties and hereby grants to the Administrative Agent for its benefit and the benefit of the other Secured Parties a first priority security interest in, all of its right, title and interest in and to the following (collectively, the "Supplementary Collateral"):

(a) all of such Grantor's right, title and interest in and to each Pool Aircraft, including each Airframe and Engine as the same are now and will hereafter be constituted, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to any Airframe or any other airframe, together with (i) all Parts of whatever nature, which are from time to time included within the definitions of "Airframe" or "Engines", including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframes and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts), (ii) all Aircraft Documents with respect to such Pool Aircraft, (iii) each bill of sale or any contract of sale with respect to such Pool Aircraft, and (iv) all proceeds from any sale or other disposition of such Pool Aircraft;

(b) all of such Grantor's right, title and interest in and to all Leases to which such Grantor is or may from time to time be party with respect to the Pool Aircraft and any leasing arrangements among Grantors with respect to such Leases together with all Related Collateral Documents (all such Leases and Related Collateral Documents, the "Assigned Leases"), including without limitation (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to such Assigned Leases, (ii) all rights of such Grantor to receive proceeds of any indemnity, warranty or guaranty with respect to such Assigned Leases, (iii) claims of such Grantor for damages arising out of or for breach or default under such Assigned Leases, (iv) all rights under any such Assigned Lease with respect to any subleases of the Pool Aircraft subject to such Assigned Leases, (v) all rights of such Grantor to discharge any registration of an International Interest with respect to such Pool Aircraft or Engine or any such Assigned Lease made with the International Registry and (vi) the right of such Grantor to terminate such Assigned Leases and to compel performance of, and otherwise to exercise all remedies under, any Assigned Lease, whether arising under such Assigned Leases or by statute or at law or in equity (the "Lease Collateral");

(c) all of the following (the "Assigned Agreement Collateral"):

(i) all of such Grantor's right, title and interest in and to all security assignments, cash deposit agreements and other security agreements executed in its favor in respect of any Pool Aircraft (including any Airframe and any Engine) or in respect of or pursuant to any Assigned Lease, in each case, as such agreements may be amended or otherwise modified from time to time (collectively, the "Assigned Agreements"); and

(ii) all of such Grantor's right, title and interest in and to all property of whatever nature, in each case pledged, assigned or transferred to it or mortgaged or charged in its favor pursuant to any Assigned Agreement;

(d) all of such Grantor's right, title and interest in and to the personal property identified in a Grantor Supplement or a Collateral Supplement executed and delivered by such Grantor to the Administrative Agent; and

(e) all proceeds of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a), (b), (c) and (d) above),

excluding, however, all Excluded Property and the right to specifically enforce the same or to sue for damages for breach thereof, as the case may be.

The undersigned Grantor hereby makes each representation and warranty set forth in Section 2.03 of the Aircraft Mortgage and Security Agreement (as supplemented by the attached Annexes) and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Aircraft Mortgage and Security Agreement. Each reference in the Aircraft Mortgage and
        2

Security Agreement to the Assigned Agreements, the Assigned Agreement Collateral, the Assigned Leases, the Lease Collateral, the Assigned Documents and the Assigned Agreement Collateral shall be construed to include a reference to the corresponding Collateral hereunder.

The notice details of the undersigned Grantor are as follows:

[•]

This Grantor Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

[Signature Page Follows]

        3

Very truly yours,

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged and agreed to as of the date first above written:

JPMORGAN CHASE BANK, N.A.,
not in its individual capacity, but solely as the Administrative Agent

By:
Name:
Title:

        4

ANNEX I
GRANTOR SUPPLEMENT

AIRCRAFT OBJECTS

Airframe MSN	Airframe Manufacturer and Model	Engine MSNs	Engine Manufacturer and Model

ANNEX II
GRANTOR SUPPLEMENT

Name of Grantor	Chief Executive Office, Chief Place of Business and Registered Office and Organizational ID (if applicable)